Exhibit 99.1

Contact:

Rush Enterprises, Inc., San Antonio

Steven L. Keller, 830-302-5226

kellers@rushenterprises.com

Rush Enterprises Remains Open to Support Essential Functions During COVID-19 Pandemic and Provides Business Update

SAN ANTONIO, March 25, 2020 (GLOBE NEWSWIRE) -- Rush Enterprises, Inc. (NASDAQ: RUSHA & RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced that its Rush Truck Centers, Rush Truck Leasing and other facilities remain operational across the United States supporting the economy’s essential businesses and critical infrastructure. The Company’s Chairman and CEO, Rusty Rush, stated that “we are proud and committed to serve our customers in the important work they are doing, from ensuring the supply of essential medical supplies and life-sustaining goods to the provision of critical public services such as waste removal.”

Mr. Rush also noted that “our foremost priority is always the health and safety of our customers, employees, business partners and communities.” The Company is of course following CDC guidelines for limiting exposure to COVID-19 and enhancing the frequency and thoroughness of cleaning at our facilities. The Company is also leveraging its investments in on-line customer interface platforms and integrated call centers to facilitate parts and service operations to support customers without face-to-face interaction. Rush continues to deliver new commercial vehicles and is expediting parts deliveries and providing curbside services for parts pickup at our locations. Rush’s roughly 500 mobile service units across the country are also providing necessary maintenance and repair services for commercial vehicles. Finally, our sales representatives remain in virtual contact with our customers to ensure customers’ needs are being met. We are transitioning employees who can work from home out of our locations to enable effective social distancing.

While the Company is currently able to place orders with manufacturers, receive trucks and parts and staff its operations, it is unclear what continuing impact the evolving pandemic will have on operations. Mr. Rush stated that “while there is no way to estimate or quantify the impact of the pandemic, we are already seeing some of our manufacturers suspend factory production of truck chassis’ and anticipate some softening of demand as businesses are ordered by governmental authorities to temporarily cease operations. Temporary closures of some of our locations are also possible due to exposures to COVID-19 despite the hygiene precautions we are taking. We understand that our businesses are essential to our country’s response to this pandemic and I and our thousands of dedicated employees are honored to support our customers and nation during this challenging time,” Mr. Rush said.

Rush’s business and financial results for the remainder of 2020 will be impacted by manufacturer production schedules and changes in customer demand and government regulations and mandates. The Company will provide an update on its 2020 outlook during its first quarter earnings call scheduled for April 23, 2020.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier solutions provider to the commercial vehicle industry. The Company owns and operates Rush Truck Centers, the largest network of commercial vehicle dealerships in North America, with more than 100 dealership locations in 22 states. These vehicle centers, strategically located in high traffic areas on or near major highways throughout the United States, represent truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, FUSO, IC Bus and Blue Bird. They offer an integrated approach to meeting customer needs — from sales of new and used vehicles to aftermarket parts, service and collision center operations plus financing, insurance, leasing and rental. Rush Enterprises' operations also provide vehicle upfitting, CNG fuel systems and vehicle telematics products. Additional information about Rush Enterprises’ products and services is available at www.rushenterprises.com. Follow our news on Twitter at @rushtruckcenter and on Facebook at facebook.com/rushtruckcenters.

Forward-Looking Statement

Certain statements contained in this release, including the effects COVID-19 may have on our business and financial results, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, product introductions and acceptance, changes in industry practices, the duration and severity of the COVID-19 pandemic and governmental mandates in connection therewith, one-time events, and other factors described herein and in filings made by the Company with the Securities and Exchange Commission, including in our annual report on Form 10-K for the fiscal year ended December 31, 2019. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual business and financial results and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.